Registration No. 333-___________
                                                            Filed June 28, 2006


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                _________________

                                     FORM S-8

                              REGISTRATION STATEMENT
                                      UNDER
                            THE SECURITIES ACT OF 1933


                                _________________

                    First Federal Bancshares of Arkansas, Inc.
_______________________________________________________________________________
             (Exact Name of Registrant as Specified in Its Charter)



                                      Texas
_______________________________________________________________________________
          (State or Other Jurisdiction of Incorporation or Organization)



                                    71-0785261
_______________________________________________________________________________
                       (I.R.S. Employer Identification No.)



1401 Highway 62-65 North
Harrison, Arkansas                                                72601
_______________________________________________________________________________
(Address of Principal Executive Offices)                             (Zip Code)



              First Federal Bancshares of Arkansas, Inc. Employees'
                     Savings & Profit Sharing Plan and Trust
_______________________________________________________________________________
                              (Full Title of the Plan)



Larry J. Brandt
President and                           Copies to:
 Chief Executive Officer                Kevin M. Houlihan, Esq.
First Federal Bancshares                D. Max Seltzer, Esq.
 of Arkansas, Inc.                      Elias, Matz, Tiernan & Herrick L.L.P.
1401 Highway 62-65 North                734 15th Street, N.W.
Harrison, Arkansas 72601                Washington, D.C. 20005
(870) 741-7641                          (202) 347-0300
_______________________________________________________________________________
(Name, Address and Telephone Number of Agent For Service)


                        CALCULATION OF REGISTRATION FEE
===============================================================================
               |                  |                |             |
  Title of     |                  |                |   Proposed  |
Each Class of  |                  |   Proposed     |   Maximum   |
Securities     |      Amount      |    Maximum     |  Aggregate  |  Amount of
   to be       |       to be      | Offering Price |  Offering   | Registration
 Registered    |    Registered    | Per Share(1)   |    Price    |     Fee
_______________________________________________________________________________
               |                  |                |             |
Common Stock,  |                  |                |             |
par value      |                  |                |             |
$.01 per share | 50,000 shares(1) |    $22.50      |  $1,125,150 |   $120.39
               |                  |                |             |
===============================================================================

________________

(1) The 50,000 shares of Common Stock represent an estimate of such presently undeterminable number of shares as may be purchased with employee contributions pursuant to the First Federal Bancshares of Arkansas, Inc. Employees' Savings & Profit Sharing Plan and Trust ("401(k) Plan"). In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended ("Securities Act"), this registration statement also covers an indeterminable amount of interests to be offered or sold pursuant to the 401(k) Plan. The Proposed Maximum Offering Price Per Share for shares to be issued under the 401(k) Plan is equal to the average of the high and low price as of June 23, 2006 in accordance with Rule 457(h) promulgated under the Securities Act of 1933, as amended.

                          __________________________

     This Registration Statement shall become effective automatically upon the date of filing in accordance with Section 8(a) of the Securities Act and 17 C.F.R. Section 230.462.

                                    PART I

Item 1.        Plan Information.*

Item 2.        Registrant Information and Employee Plan Annual Information.*

________________

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act and the "Note" to Part I on Form S-8.

                                 PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        Incorporation of Documents by Reference.

     The following documents filed or to be filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

          (a) The Company's Annual Report on Form 10-K for the year ended December 31, 2005 filed with the Commission on March 15, 2006;

          (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 filed with the Commission on May 3, 2006;

          (c) The description of the Common Stock of the Company contained in Item 1, "Description of Registrant's Securities to be Registered" in the Company's Registration Statement on Form 8-A as filed on April 12, 1996 (File No. 0-28312); and

          (d) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

     Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.        Description of Securities.

     Not applicable since the Company's Common Stock is registered under
Section 12 of the Exchange Act.

Item 5.        Interests of Named Experts and Counsel.

     Not applicable.

Item 6.        Indemnification of Directors and Officers.

     Article VIII of the Registrant's Articles of Incorporation provides as follows:

                          INDEMNIFICATION, ETC. OF
                 OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS

          A. Limitation of Liability. No director shall be personally liable to the Corporation or its stockholders for monetary damages for any act or omission by such director as a director; provided that a director's liability shall not be eliminated to the extent provided by Section 7.06B. of the Texas Miscellaneous Corporation Laws Act or any successor provision thereto. No amendment to or repeal of this Subsection (A) to Article VIII shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

          B. Indemnification. The Corporation shall indemnify any person who was or is a party or is threatened to be a made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or any predecessor of the Corporation, or is or was serving at the request of the Corporation or any predecessor of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability and expenses (including court costs and attorney's fees), judgments, fines, excise taxes and amounts paid in satisfaction, settlement or compromise actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent authorized by law.

          C. Advancement of Expenses. Reasonable expenses incurred by a director, officer, employee or agent of the Corporation in defending a civil or criminal action, suit or proceeding described in Article VIII.B. shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors only upon receipt of written affirmation by or on behalf of such person of his good faith belief that he or she has met the standard of conduct necessary for indemnification under relevant law and a written undertaking to repay such amount if it shall ultimately be determined that the person has not met that standard or if it is ultimately determined that indemnification of the person against expenses incurred by him or her in connection with that proceeding is prohibited by relevant law.

          D. Other Rights and Remedies. The indemnification provided by this Article VIII shall not be deemed to exclude any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Corporation's Articles of Incorporation, any insurance or other agreement, vote of stockholders or disinterested directors or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person; provided that no indemnification shall be made to or on behalf of an individual if a judgment or other final adjudication establishes that his actions, or omissions to act, were material to the cause of action as adjudicated and (i) the person is found liable on the basis that personal benefit was improperly received by him or her; (ii) the person is found liable to the Corporation; or (iii) the person is found liable for willful or intentional misconduct in the performance of his duty to the Corporation; provided, however, that persons found liable under clauses (i) and (ii) above, may still be indemnified solely as to reasonable expenses actually incurred by such person in connection with the proceeding.

          E. Insurance. Upon resolution passed by the Board, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or another enterprise, against any liability asserted against him or her or incurred by him or her in any such capacity, or arising out of his status, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article or the TBCA.

          F. Modification. The duties of the Corporation to indemnify and to advance expenses to a director or officer provided in this Article VIII shall be in the nature of a contract between the Corporation and each such director or officer, and no amendment or repeal of any provision of this
Article VIII shall alter, to the detriment of such director or officer, the right of such person to the advance of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment or repeal.

          G. Proceedings Initiated by Indemnified Persons. Notwithstanding any other provision of this Article VIII, the Corporation shall not indemnify a director, officer, employee or agent for any liability incurred in an action, suit or proceeding initiated by (which shall not be deemed to include counter-claims or affirmative defenses), or participated in as an intervenor or amicus curiae by, the person seeking indemnification unless such initiation of or participation in the action, suit or proceeding is authorized, either before or after its commencement, by the affirmative vote of a majority of the directors then in office.

Item 7.        Exemption from Registration Claimed.

     Not applicable since no restricted securities will be reoffered or resold pursuant to this Registration Statement.

Item 8.        Exhibits.

     (a) The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

     No.    Exhibit
     ___    ______________________________________________________________

      4.0   Common Stock Certificate*
     23.0   Consent of Deloitte & Touche LLP
     24.0 Power of attorney for any subsequent amendments is located in the signature pages

_______________
* Incorporated by reference from the Company's Registration Statement on Form S-1 (Commission File No. 333-612) filed with the Commission on January 25, 1995, as amended.

     (b) The 401(k) Plan has been submitted to the Internal Revenue Service ("IRS"), and the Registrant undertakes to submit to the IRS in a timely manner any amendments to the 401(k) Plan under the Internal Revenue Code and have made or will make all changes required by the IRS in order to qualify, or continue the qualification of, the 401(k) Plan.

Item 9.        Undertakings.

     The undersigned Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4. That, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Harrison, State of Arkansas, on this 28th day of June 2006.


                         First Federal Bancshares of Arkansas, Inc.




                         By:  /s/ Larry J. Brandt
                              ____________________
                              Larry J. Brandt
                              President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby makes, constitutes and appoints Larry J. Brandt his or her true and lawful attorney, with full power to sign for such person and in such person's name and capacity indicated below, and with full power of substitution any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.


         Name                  Title                      Date
_________________________      _____________________      ___________________




/s/ Larry J. Brandt            President and Chief        June 28, 2006
_________________________      Executive Officer
Larry J. Brandt




/s/ Sherri R. Billings         Executive Vice             June 28, 2006
_________________________      President and Chief
Sherri R. Billings             Financial Officer




/s/ John P. Hammerschmidt      Chairman of the Board      June 28, 2006
_________________________
John P. Hammerschmidt




/s/Kenneth C. Savells          Director                   June 28, 2006
_________________________
Kenneth C. Savells



         Name                  Title                      Date
_________________________      _____________________      ___________________




/s/ Jeffrey L. Brandt          Director                   June 28, 2006
_________________________
Jeffrey L. Brandt




/s/ Frank Connor               Director                   June 28, 2006
_________________________
Frank Connor



     The 401(k) Plan. Pursuant to the requirements of the Securities Act of 1933, the administrator of the employee benefit plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Harrison, State of Arkansas, on June 28, 2006.


                              First Federal Bancshares of Arkansas, Inc.
                                Employees' Savings & Profit Sharing
                                Plan and Trust




                         By:  /s/Larry J. Brandt
                              _____________________________________________
                              Larry J. Brandt, on behalf of
                              First Federal Bank as the Plan Administrator